Exhibit 3.59

Beth Chapman             P. O. Box 5616

Secretary of State         Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Registered Agent Change filed on behalf of Veolia ES Eagle Bluff Landfill, Inc., as received and filed in the Office of the Secretary of State on 11/17/1997.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012 Date

Beth Chapman         Secretary of State

Beth Chapman         P. O. Box 5616

November 17, 1997 FILE COPY

Amy Richards

C T Corporation System

208 So LaSalle Street

Chicago IL 60604

Re: Holt Landfill Co., Inc., an Alabama corporation

Dear Ms. Richards:

This will acknowledge receipt of Statement of Change of Registered Office and/or Registered Agent for the above named corporation and your fee in the amount of $5.00.

Please be advised hat said instrument tis being duly filed in this office as of the above date.

Sincerely,

Jim Bennett

Secretary of State

JB/vb

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE OR BOTH

CHECK ONE: ☒ FOREIGN CORPORATION

☐ DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA

State of Incorporation: Alabama

1. The name of the corporation: Holt Landfill Co., Inc.

2. The name of the present registered agent: Pat A. Jones

3. The street address of the present registered office: Rt. 2, Box 686 A, Cottondale, AL 35453

4. The name of its successor registered agent: The Corporation Company

5. The street address to which its registered office is to be changed (street address of registered agent and registered office must be identical; NO PO BOX): 60 Commerce Street, Suite 1100, Montgomery, AL 36104

6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7. Date: 11-10-97

Holt Landfill Co., Inc.

Name of Corporation

Scott S Cramer, Secretary

Type or Print Corporate Officer’s Name and Title

Signature of Officer

I, The Corporation Company, consent to serve as registered agent to the above named corporation on this, the 14th day of November, 1997. The Corporation Company.

By:

Signature of Registered Agent

Francis P. Regan, Asst. Secy

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:

SECRETARY OF STATE, CORPORATE SECTION, POST OFFICE BOX 5616, MONTGOMERY, ALABAMA 36103-5616

Beth Chapman          P. O. Box 5616

Secretary of State     Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of Veolia ES Eagle Bluff Landfill, Inc., as received and filed in the Office of the Secretary of State on 01/22/1998.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman         Secretary of State

STATE OF ALABAMA

FOR-PROFIT CORPORATION

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

THIS FORM MAY BE USED TO:

CHANGE THE CORPORATE TITLE

CHANGE THE PERIOD OF DURATION

CHANGE, ENLARGE OR DIMINISH CORPORATE PURPOSES

INCREASE OR DECREASE AUTHORIZED CAPITAL STOCK

EXCHANGE, CLASSIFY, RECLASSIFY OR CANCEL SHARES OF STOCK

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION’S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND ONE COPY IN THE COUNTY WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED). IF CHANGING THE NAME, THE SECRETARY OF STATE’S FILING FEE IS $20.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation.

Holt Landfill Co., Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act.

The name of the corporation shall be Superior Eagle Bluff Landfill, Inc.

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on January 1, 1998.

Article IV The number of shares outstanding at the time of the adoption was100,000; the number of shares entitled to vote thereon was 100,00. (If the shares of any class are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class.)

Article V The number of shares voted for the amendment was 100,000 and the number of shares voted against such amendment was 0. (If no shares have been issued write a statement to the effect.)

Date: January 9, 1998

Scott S. Cramer, Secretary

Type or print Corporate Officer’s Name and Title

Signature of Officer

STATE OF ALABAMA

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Superior Eagle Bluff Landfill, Inc.

This foreign corporation name is proposed to be qualified in the State of Alabama and is for the exclusive use of Emily Baker, 60 Commerce St, Montgomery, AL 36104 for a period of one hundred twenty days beginning January 8, 1998 and expiring May 9, 1998.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

January 8, 1998

Date

Jim Bennett

Secretary of State

W. HARDY MCCOLLUM, JUDGE OF PROBATE DO HEREBY CERTIFY THAT THE FORGOING IS A FULL, TRUE AND CORRECT COPY OF THE INSTRUMENT(S) HEREWITH SET OUT AS SAME APPEARS OR RECORD INC, BOOK 1998 AT PAGE 350, IN SAID COURT.

WITNESS MY HAND AND SEAL THIS 22 DAY OF JAN, 1998

M. Hardy McCollum, Judge of Probate, Tuscaloosa County, Alabama

Beth Chapman          P. O. Box 5616

Secretary of State     Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Articles of Formation filed on behalf of Veolia ES Eagle Bluff Landfill, Inc., as received and filed in the Office of the Secretary of State on 01/19/1989.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman         Secretary of State

State of Alabama

County

CERTIFICATE OF INCORPORATION OF

Holt Landfill Co., Inc.

The undersigned, as Judge of Probate of       County, State of Alabama, hereby certificates that duplicate originals of Articles of Incorporation for the incorporation of Holt Landfill Co., Inc., duly signed pursuant to the provisions of the Alabama Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Judge of Probate, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation of Holt Landfill Co., Inc., and attaches hereto a duplicate original of the Articles of Incorporation.

GIVEN Under My Hand and Official Seal on this the             day of January, 1998.

W. HARDY MCCOLLUM, JUDGE OF PROBATE DO HEREBY CERTIFY THAT THE FORGOING IS A FULL, TRUE AND CORRECT COPY OF THE INSTRUMENT(S) HEREWITH SET OUT AS SAME APPEARS OR RECORD INC, BOOK 1998 AT PAGE 433, IN SAID COURT.

WITNESS MY HAND AND SEAL THIS 22 DAY OF JAN, 1998

M. Hardy McCollum, Judge of Probate, Tuscaloosa County, Alabama

STATE OF ALABAMA * ARTICLES OF INCORPORATION OF

TUSCALOOSA COUNTY * HOLT LANDFIELD INC.

The undersigned, acting as incorporator of a corporation under the Code of Alabama, adopts the following Articles of Incorporation for such corporation.

FIRST: The name of the corporation is Holt Landfill Co., Inc.

SECOND: The period of its duration is perpetual unless the corporation is dissolved by law or otherwise terminated.

THIRD: The purpose or purposes for which the corporation is organized are: (a) to operate an approved landfill; and (b) the transaction of any or all lawful business for which corporations may be incorporated under the Laws of the State of Alabama.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 100,000 shares of common stock, par value $.01 Dollar per share, of which 100,000 shares shall be issued at the time of incorporation.

Each share shall be subject to one or more of the restrictions on transfer permitted by Section 10-2A-41 of the Alabama Business Corporation Act. The corporation shall not issue or transfer any share until the presence of such a restriction is certified to its Secretary. All of the corporation’s issued shares other than treasury shares shall be held of records by not more than thirty-five (35) persons. For the purpose of determining the number of shares held of record, shares which are held in joint common tenancy or by the entirety shall be treated as being held by one shareholder.

FIFTH: Provisions for the regulation of the internal affairs of the corporation are: None.

SIXTH: The address of the initial registered office of the corporation is Rt. 2, Box 686A, Cottondale, AL 35453, and the name of its initial registered agent is Pat A. Jones.

SEVENTH: The number of directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and shall qualify is:

Name

Address

Pat A. Jones

Rt. 2, Box 686A

Cottondale, AL 35453

EIGHTH: The name and address of the incorporator is as follows:

Name

Address

Pat A. Jones

Rt. 2, Box 686A

Cottondale, AL 35453

NINTH: The corporation reserves the right to amend or repeal any provisions of these Articles of Incorporation in a manner provided by law; and all rights conferred upon the officers, directors and shareholders of the corporation are subject to this reservation.

Date this the 30th day of January, 1989.

Pat A. Jones

Beth Chapman          P.O. Box 5616

Secretary of State     Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of Veolia ES Eagle Bluff Landfill, Inc., as received and filed in the Office of the Secretary of State on 12/12/2002.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman         Secretary of State

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION’S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE COUNTY WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED). IF CHANGING THE NAME, THE SECRETARY OF STATE’S FILING FEE IS $20. THE SECRETARY OF STATE’S FILING FEE FOR ALL OTHER AMENDMENTS IS $10. THE JUDGE OF PROBATE’S FILING FEE FOR AN AMENDMENT IS $10.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation:

Superior Eagle Bluff Landfill, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:

The name of the corporation shall be Onyx Eagle Bluff Landfill, Inc.

These Articles of Amendment shall have a delayed effective date of December 31,2002

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on November 15, 2002.

Article IV The number of shares outstanding at the time of the adoption was 100,000, the number of shares entitled to vote thereon was100,000. If the shares of any class are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class:

100,000 Common Stock

Article V The number of shares voted for the amendment was 100,000 and the number of shares voted against such amendment was 0. (If no shares have been issued attach a written statement to the effect.)

Date: November 15, 2002

Jane A. Fowler

Type or Print Corporate Officer’s Name and Title

Signature of Officer

Tuscaloosa County, Alabama

I certify this instrument was file on 12/12/2002 03:20:13 PM and records in INCORPORATION Book 2002 at pages 3946-3946

W. Hardy McCollum – Probate Justice.m

STATE OF ALABAMA

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Onyx Eagle Bluff Landfill, Inc.

This domestic corporation name is proposed to be incorporated in Tuscaloosa County and is for the exclusive use of Onyx Waste Services Inc, 125 South 84th St Ste 200, Milwaukee, WI 53214 for a period of one hundred twenty days beginning November 15, 2002 and expiring March 16, 2003.

In Testimony Whereof, I have hereun to set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

November 15, 2002

Date

Jim Bennett     Secretary of State

Beth Chapman          P. O. Box 5616

Secretary of State     Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Legal Name Change filed on behalf of Veolia ES Eagle Bluff Landfill, Inc., as received and filed in the Office of the Secretary of State on 06/14/2006.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman         Secretary of State

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION’S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE JUDGE OF PROBATE’S OFFICE WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED). IF CHANGING THE NAME, THE SECRETARY OF STATE’S FILING FEE IS $10. TO VERIFY JUDGE OF PROBATE FILING, PLEASE CONTACT THE JUDGE OF PROBATE’S OFFICE.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation:

Onyx Eagle Bluff Landfill, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:

The name of the corporation shall be: Veolia ES Eagle Bluff Landfill, Inc.

These Articles of Amendment shall have a delayed effective date of 7-1-06

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on December 31, 2005.

Article IV The number of shares outstanding at the time of the adoption was100,000; the number of shares entitled to vote thereon was 100,000. If the shares of any class are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class:

100,000 Common Stock

Article V The number of shares voted for the amendment was 100,000 and the number of shares voted against such amendment was 0. (If no shares have been issued write a statement to the effect.)

Date: June 9, 2006

Michael K. Slattery Vice President & Sec.

Type or print Corporate Officer’s Name and Title

Printed Name and Business Address of Person Preparing this Document:

Joyce Hansen

Onyx Waste Services, Inc.

125 S. 84th St., Ste. 200

Milwaukee,

WI 53214

ph: 414-479-7800

Signature of Officer

Nancy L. Worley         P.O. Box 5616

Secretary of State        Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Nancy L. Worley, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that pursuant to the provisions of Section 10-2B-4.02, Code of Alabama 1975, and upon an examination of the corporation records on file in this office, the following corporate name is reserved as available:

Veolia ES Eagle Bluff Landfill, Inc.

This domestic corporation name is proposed to be incorporated in Tuscaloosa County and is for the exclusive use of Joyce Hansen, 125 S 84th St #200, Milwaukee, WI 53214 for a period of one hundred twenty days beginning June 6, 2006 and expiring October 5, 2006.

In Testimony Whereof I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

June 6, 2006

Date

Nancy L. Worley         Secretary of State

Beth Chapman             P. O. Box 5616

Secretary of State         Montgomery, AL 36103-5616

STATE OF ALABAMA

I, Beth Chapman, Secretary of State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that as appears on file and of record in this office, the pages hereto attached, contain a true, accurate, and literal copy of the Registered Agent Change filed on behalf of Veolia ES Eagle Bluff Landfill, Inc., as received and filed in the Office of the Secretary of State on 03/08/2010.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the city of Montgomery, on this day.

11/02/2012

Date

Beth Chapman         Secretary of State

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE OR BOTH

CHECK ONE:

☐ FOREIGN CORPORATION

☒ DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State of Incorporation: Tuscaloosa County

1. The name of the corporation: Veolia ES Eagle Bluff Landfill, Inc.

2. The name of the present registered agent: THE CORPORATION COMPANY

3. The street address of the present registered office:2000 INTERSTATE PARK DRIVE STE 204 MONTGOMERY, AL 36104

4. The name of its successor registered agent: C T CORPORATION SYSTEM

5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical): 2 NORTH JACKSON ST., SUITE 605 MONTGOMERY, AL 36104

6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7. Date: March 8, 2010

$5 Filing Fee

I, as authorized by C T CORPORATON SYSTEM, certify that the above named entity was notified of this change of address in writing.

Kenneth Uva

Signature of Registered Agent

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:

SECRETARY OF STATE, CORPORATIONS DIVISION, PO Box 5616, MONTGOMERY, ALABAMA 36103-5616

STATE OF ALABAMA

2012_3935

File in the Above

INCORPORATION Book & Page

12-10-2012 11:51:56 AM

W. Hardy McCollum – Probate Judge

Tuscaloosa County, Alabama

(For County Probate Office Use Only)

DOMESTIC BUSINESS CORPORATION AMENDMENT TO FORMATION/ARTICLES

PURPOSE: In order to amend a Business Corporation’s (formerly known as For-Profit Corporation) Certificate of Formation/Articles of Incorporation under Section 10A-2-10.06 of the Code of Alabama 1975 this Amendment and the appropriate filing fees must be filed with the Office of the Judge of Probate in the county where the corporation was initially formed/incorporated.

INSTRUCTIONS: Mail one (1) signed original and two (2) copies of this completed form and the appropriate filing fees to the Office of the Judge of Probate in the county where the corporation’s Certificate of Formation was recorded. Contact the Judge of Probate’s Office to determine the county filing fees. Make a separate check or money order payable to the Secretary of State for the state filing fee of $50.00 and the Judge of Probate’s Office will transmit the fee along with a certified copy of the Amendment to the Office of the Secretary of State within 10 days after the filing is recorded. Once the Secretary of State’s Office has indexed the filing, the information will appear at www.sos.alabama.gov under the Government Records tab and the Business Entity Records link — you may search by entity name or number. You may pay the Secretary of State fees by credit card if the county you are filing in will accept that method of payment (see attached). Your Amendment will not be indexed if the credit card does not authorize and will be removed from the index if the check is dishonored.

This form must be typed or laser printed.

1. The name of the corporation from the Certificate of Formation/Articles of Incorporation: Veolia ES Eagle Bluff Landfill, Inc.

2. The date the Certificate of Formation was filed in the county: 01/30/1989 (format MM/DD/YYYY)

3. The titles, dates, and places of filing of any previous Amendments: See Exhibit A attached hereto. Attach a listing if necessary.

4. Alabama Entity ID Number (Format: 000-000): 128-773 INSTRUCTION TO OBTAIN ID NUMBER TO COMPLETE FORM: If you do not have this number immediately available, you may obtain it on our website at www.sos.alabama.gov under the Government Records tab. Click on Business Entity Records, click on Entity Name, enter the registered name of the entity in the appropriate box, and enter. The six (6) digit number containing a dash to the left of the name is the entity ID number. If you click on that number, you can check the details page to make certain that you have the correct entity — this verification step is strongly recommended.

This form was prepared by: (type name and full address)

Cameron Brown

Winston and Strawn LLP

200 Park Avenue

New York, NY 10166

DB Corp Amendment—9/2011       page 1 of 2

DOMESTIC BUSINESS CORPORATION AMENDMENT

[Instruction on Amendment completion: Be very specific about what must be changed if you are amending existing information. If the amendment includes a name change, a copy of the Name Reservation form issued by the Office of Secretary of State must be attached.

Registered agents and registered agent addresses are changed by filing a Change Of Registered Agent Or Registered Office By Entity form directly with the Office of the Secretary of State (the new agent’s signature is required agreeing to accept responsibility). You may file the information as an Amendment also, but the change form must be on file with the Secretary of State per 10A-1-3.12(a) (2) to effect the change in the public records database.]

5. The following amendment was adopted on 11/20/2012 (format MM/DD/YYYY):

The name of the corporation shall be: Advanced Disposal Services Eagle Bluff Landfill, Inc.

☐ Additional Amendments and the dates on which they were adopted are attached.

Item 6; 7, or 8 MUST be checked/completed with any appropriate attachments.

☐ 6. The board of directors without shareholder action approved the Amendment. Shareholder action was not required.

☑ 7. The shareholders approved the Amendment. The total number of votes entitled to be cast was 100,000 (information is required for item a or b). Complete one of the following:

a. The total number of votes cast for amendment was100,000 and the total number of votes cast against amendment was 0.

b. The total number of undisputed votes cast for amendment was which was a sufficient number of votes to approve amendment.

☐ 8. Amendment by voting groups was required; the information required in item 5 above is provided for each voting group and is attached to and made part of this Domestic Business Corporation Amendment document.

11/30/2012

Date (MM/DD/YYYY)         Signature as required by 10A-2-1.20

Christian B. Mills

Typed Name of Above Signature

Assistant Secretary

Typed Title/Capacity to Sign under 10A-2-1.20

Amendment to Articles of Incorporation of Veolia ES Eagle Bluff Landfill, Inc.

Exhibit A

1. The titles, dates, and places of filing of any previous Amendments:

(1)	Statement of Change of Registered Office and/or Registered Agent, November 17, 1997;

(2)	Articles of Amendment to Articles of Incorporation, January 22, 1998;

(3)	Articles of Amendment to Articles of Incorporation, December 12, 2002;

(4)	Articles of Amendment to Articles of Incorporation, June 14, 2006;

(5)	Statement of Change of Registered Office and/or Registered Agent, March 8, 2010.

2012     3937

File in the Above

INCORPORATION Book & Page

12-10-2012 11:51:56 AM

W. Hardy McCollum – Probate Judge

Tuscaloosa County, Alabama

Book/Pg: 2012/3935

Term/Cashier: SCAN 2/mwhite Tran: 10953.68900.871180

Recorded: 12-10-2012 11:52:37

INC Incorporations

PJF Probate Judge Fee

TOTAL FEE: $27.00